       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 15, 1998

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       CORRECTIONS CORPORATION OF AMERICA
      (EXACT NAME OF THE COMPANY AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

         TENNESSEE                                     62-1156308
(State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)              Identification Number)

                            10 Burton Hills Boulevard
                           Nashville, Tennessee 37215
                         (Address, including Zip Code of
                     Company's Principal Executive Offices)

                         ------------------------------

                       CORRECTIONS CORPORATION OF AMERICA
                    NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
                            (Full title of the plan)

                         ------------------------------

                                                            Copy to:
           Darrell K. Massengale                    Elizabeth E. Moore, Esq.
          Chief Financial Officer                  Stokes & Bartholomew, P.A.
    Corrections Corporation of America            424 Church Street; Suite 2800
         10 Burton Hills Boulevard                 Nashville, Tennessee 37219
        Nashville, Tennessee 37215                       (615) 259-1450
              (615) 263-3000
   (Name, address and telephone number,
including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
  TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TO BE REGISTERED               TO BE            OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION FEE
                               REGISTERED               SHARE(1)                  PRICE
---------------------------------------------------------------------------------------------------------------------
Common Shares,
  $1.00 par value....            100,000                $23.75                  $2,375,000                 $700.63
=====================================================================================================================

         (1) CALCULATED PURSUANT TO RULE 457(C) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AS PERMITTED BY RULE 457(H)(1) OF THE SECURITIES ACT, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMPANY'S COMMON SHARES AS TRADED ON THE NEW YORK STOCK EXCHANGE ON JULY 13, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Corrections Corporation of America (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

         (1) The description of the Company's common shares, $1.00 par value (the "Common Shares"), set forth in the Company's Registration Statement on Form 8-B filed with the Commission on July 10, 1997, pursuant to Section 12(b) of the Exchange Act;

         (2) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act; and

         (3) The Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1998, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed by this reference to be incorporated in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Shares registered hereby are included in a class of securities registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Samuel W. Bartholomew, Jr., a shareholder of Stokes & Bartholomew, P.A., is a director of the Company. Stokes & Bartholomew, P.A. has rendered an opinion regarding the legality of the Company's Common Shares registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act (the "TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) the director or officer reasonably believed, in the case of conduct in an official capacity, that such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the best interests of the corporation; and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, even if such director or officer (i) was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) was adjudged liable on the basis that personal benefit was improperly received; or
(iii) breached his or her duty of care to the corporation. The Company's Bylaws provide that each director and officer of the Company may be indemnified by the Company to the extent allowed by Tennessee law.

         The Company's Charter, as amended, provides that to the fullest extent permitted by Tennessee law, no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty to the Company. Under the Company's Charter and the TBCA, the Company's directors are relieved of personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as directors, except for liability arising from a judgment or other final adjudication establishing (i) any breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) any unlawful distributions.

         The Company also maintains officers' and directors' liability insurance, which insures against liabilities that the officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

   4.1            Charter of the Company (incorporated by reference to Exhibit
                  3.1 to the Company's Registration Statement on Form 8-B filed with the Commission on July 10, 1997).

   4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-B).

   4.3            Corrections Corporation of America Non-Employee Directors'
                  Compensation Plan.

   5              Opinion of Stokes & Bartholomew, P. A., regarding the legality of the Company's Common Shares registered hereby.

   23.1           Consent of Stokes & Bartholomew, P. A. (Included in Exhibit 5).

   23.2           Consent of Arthur Andersen LLP.

   24 Powers of Attorney (Included on the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10 (a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Corrections Corporation of America certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 13th day of July, 1998.

                                   CORRECTIONS CORPORATION OF AMERICA



                                   By:  /s/ Doctor R. Crants
                                       -------------------------------------
                                       Doctor R. Crants, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Doctor R. Crants and Darrell K. Massengale, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                Date
---------                     -----                                ----

/s/ Doctor R. Crants          Chairman of the Board; Chief         July 13, 1998
--------------------------    Executive Officer; and Director
Doctor R. Crants              (Principal Executive Officer)

/s/ Darrell D. Massengale     Vice President, Finance; Chief       July 13, 1998
--------------------------    Financial Officer; and Secretary
Darrell D. Massengale         (Principal Financial Officer)



/s/ Thomas W. Beasley            Chairman Emeritus and Director      July 13, 1998
------------------------------
Thomas W. Beasley

/s/ Joseph F. Johnson            Director                            July 13, 1998
------------------------------
Joseph F. Johnson

/s/ Lucius E. Burch, III         Director                            July 13, 1998
------------------------------
Lucius E. Burch, III

/s/ R. Clayton McWhorter         Director                            July 13, 1998
------------------------------
R. Clayton McWhorter

/s/ Samuel W. Bartholomew, Jr.   Director                            July 13, 1998
------------------------------
Samuel W. Bartholomew, Jr.

/s/ Jean-Pierre Cuny             Director                            July 13, 1998
------------------------------
Jean-Pierre Cuny